EXHIBIT 99.4

SCHEDULE II

SOLUTIA INC.

VALUATION AND QUALIFYING ACCOUNTS
FOR THE TEN MONTHS ENDED DECEMBER 31, 2008, TWO MONTHS ENDED FEBRUARY 29, 2008 AND
 YEARS ENDED DECEMBER 31, 2007 AND 2006

(Dollars in Millions)

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E

		Additions
Description	Balance at beginning of year	(1) Charged to costs and expenses	(2) Charged to other accounts	Deductions	Balance at end of period
Successor:
Ten Months Ended December 31, 2008

Valuation accounts for doubtful	$-	$-	$-	$-	$-
receivables

Restructuring reserves	8	26	-	14	20

Predecessor:
Two Months Ended February 29, 2008

Valuation accounts for doubtful
receivables	$2	$-	$(2)	$-	$-

Restructuring reserves	8	1	-	1	8

Year Ended December 31, 2007

Valuation accounts for doubtful
receivables	$2	$-	$-	$-	$2

Restructuring reserves	5	8	12	17	8

Year Ended December 31, 2006

Valuation accounts for doubtful
receivables	$2	$1	$(1)	$-	$2

Restructuring reserves	4	12	-	11	5